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                                                                    Exhibit 23.1




                         Consent of Independent Auditors



We consent to the incorporation by reference in: (1) the Registration Statement on Form S-8 (No. 33-77944) pertaining to the Landair Services, Inc. Stock Option and Incentive Plan and the Employee Stock Purchase Plan, (2) the Registration Statement on Form S-8 (No. 333-03891) pertaining to the Landair Services, Inc. Amended and Restated Stock Option and Incentive Plan, and (3) the Registration Statement on Form S-8 (No. 333-03893) pertaining to the Landair Services, Inc. Non-Employee Director Stock Option Award and Non-Employee Director Stock Option Plan, of our report dated January 30, 1998, except with respect to the planned Spin-off of the Truckload Business, which is accounted for as discontinued operations, as to which the date is September 3, 1998, with respect to the consolidated financial statements of Forward Air Corporation (formerly Landair Services, Inc.) included in its Current Report on Form 8-K dated September 4, 1998, filed with the Securities and Exchange Commission.


Nashville, Tennessee                               /s/ ERNST & YOUNG LLP
September 3, 1998